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                                                                   EXHIBIT 21.1

                             ALTIRIS SUBSIDIARIES


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               Name                 Place of Incorporation Percentage Ownership by Altiris
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
Altiris Computing Edge, Inc.                 Utah                       100%
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Altiris Australia Pty Ltd.                Australia                     100%
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Altiris GmbH                               Germany                      100%
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Altiris Services GmbH                      Germany                      100%
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Altiris Ltd.                            United Kingdom                  100%
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Altiris B.V.                             Netherlands                    100%
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Altiris SARL                                France                      100%
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Altiris International Holdings B.V.      Netherlands                    100%
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